UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2010

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously reported in our Current Report on Form 8-K filed on October 31, 2007, we, through NNN VF 7777 Bonhomme Avenue, LLC, our wholly owned subsidiary, or NNN VF 7777 Bonhomme Avenue, entered into a secured loan with GE Capital, or the lender, on October 25, 2007, in connection with our purchase of The Sevens Building, located in St. Louis, Missouri, or the Sevens Building property. The secured loan with the lender is evidenced by a loan agreement and a non-recourse promissory note in the principal amount of $23,500,000 and is secured by a deed of trust, security agreement and fixture filing, or collectively referred to as the Loan Agreement. We, through NNN VF 7777 Bonhomme Avenue, own a 100% ownership interest in the Sevens Building property.

Pursuant to the terms of the Loan Agreement, we were to pay the lender the outstanding principal amount of $21,494,000 on the maturity date of October 31, 2010. We were unable to pay the outstanding principal amount on October 31, 2010, and therefore triggered an event of default under the Loan Agreement.

The Loan Agreement includes an option to extend the maturity date for an additional 12 months; however, we have determined that it is not in our unit holders best interests’ to attempt to extend the maturity date due to the unfavorable terms of the extension option, including additional cash outlays for an extension fee and partial principal prepayment, which we do not expect would be recovered through property operations over the subsequent 12 months. Further, the estimated value of the Sevens Building property is currently less than the outstanding principal balance of loan, and we do not expect that the value of the property will exceed the principal balance by the end of the potential extension term. As such, we are currently in communication with the lender and are discussing several possible options in connection with the Sevens Building property, including, including foreclosure, deed-in-lieu of foreclosure, or another form of transfer, which we expect may be completed in early 2011. However, pursuant to the terms of the Loan Agreement, we are subject to: (i) an immediate increase in our financial obligation to the lender in connection with the interest rate increasing from a weighted average rate of 5.87% per annum to a default interest rate of 10.87% per annum; and/or (ii) the lender foreclosing on the property.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

November 4, 2010	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer